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                                                                    Exhibit 10.9

                              SUBLEASE AGREEMENT

This Sublease ("Sublease") is made this 16 day of July, 2001, by and between
                                        --
Motorola, Inc., a Delaware corporation, having an address at 1303 East Algonquin Road, Schaumburg, Illinois 60196 (hereinafter called "Sublandlord") and Safelink Corporation, a Delaware corporation having an office at 11911 NE 1/st/ Street, Suite B-304 Bellevue, Washington 98004 (hereinafter called "Subtenant").

WHEREAS, Sublandlord leases certain premises (approximately 5,049 rentable square feet), pursuant to that certain Lease dated as of the 5/th/ day of
                                                             ----
December 1986, and executed by and between TAPF Number Four, Inc. who was later
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succeeded in interest by Principal Mutual Life Insurance Company ("Prime
Landlord"), and Sublandlord, as Tenant, hereinafter "Prime Lease" by the terms of which Prime Lease, the property, commonly known as the Eastridge Corporate Center ("Building") located at 11911 NE 1/st/ Street, Suite B-304 Bellevue, Washington 98004, consisting of 5,049 rentable square feet and hereinafter ("Premises") was leased to the Sublandlord; and

WHEREAS the Prime Lease was amended by the First Amendment dated August 31, 1991; the Second Amendment dated January 1993 and the Third Amendment dated February 11, 1998;

WHEREAS, a copy of the Prime Lease and Amendments are attached hereto as Exhibit A and made a part of this Sublease; and

WHEREAS, Sublandlord now desires to sublease the Premises (approximately 5,049 rentable square feet) (the "Sublease Premises") attached hereto as Exhibit B and Subtenant desires to lease same from Sublandlord; and

WHEREAS, the Prime Landlord (as defined below) has consented to such subletting from Sublandlord to Subtenant.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the undersigned agree as follows:

1. Subletting. Sublandlord hereby agrees to sublease to Sublease Premises, and Subtenant hereby agrees to lease such Sublease Premises from Sublandlord, on the terms and conditions as set forth herein.

2.   Terms of Sublease.

     A. Subtenant has inspected the Sublease Premises and agrees to accept the Sublease Premises in its "AS-IS" condition with no improvements to be performed by Sublandlord or NO WARRANTIES OF ANY KIND AND WITH ALL FAULTS AND DEFECTS EITHER KNOWN, UNKNOWN OR LATER DISCOVERED. Subtenant acknowledges that Sublandlord makes no representation that the Sublease Premises are in full compliance with Title III of the Americans With Disabilities Act (42 U.S.C. Section 12101 et seq. hereinafter the "ADA")
                                               ------
     and that any modifications that may be necessary pursuant to the ADA, if any, are the responsibility of Subtenant. Subtenant shall obtain prior written approval from Sublandlord and Prime Landlord for any and all Subtenant improvements to the Sublease Premises, which consent shall not be unreasonably withheld, conditioned or delayed by Sublandlord, and shall be governed by the Prime Lease as to Prime Landlord. Sublandlord shall respond to Subtenant's written request for any improvements submitted with detailed drawings and specifications within ten (10) business days. Subtenant must receive Sublandlord's prior written consent, which shall not be unreasonably withheld, concerning the contractor(s) and materials to be used and the nature of the work to be performed. Subtenant shall provide Sublandlord with copies of any and all architectural and

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construction drawings, with specifications. Said drawings shall be attached to this Sublease as an Exhibit prior to execution of the Sublease by both parties, if Subtenant plans any improvements upon Sublease commencement. Sublandlord shall designate, in writing, at the time of the approval process if any of the improvements need to be returned to their original condition upon the termination of the Term, or if this Sublease terminates for any other reason. Notwithstanding the foregoing provisions, Sublandlord makes no representation to Subtenant as to whether Prime Landlord will approve or disapprove of any modifications, alterations or improvements.

B.   The term of this Sublease shall be for a period of approximately twenty
(20) months commencing on August 1, 2001, and ending at 11:59 P.M. local time on March 31, 2003 ("Sublease Term").

C. Subtenant agrees, as to the Sublease Premises only, to perform and fulfill all the terms, covenants, conditions, duties, responsibilities and obligations, and to pay all sums required of Sublandlord as Tenant under the Prime Lease as if Subtenant were the Tenant under the Prime Lease only to the extent of the Sublease Premises, and agrees to accept all liabilities thereunder arising from and after the date hereof; and to make all warranties and indemnification to Sublandlord as those that Sublandlord makes to the Prime Landlord; provided, however, that Rent shall not be payable to Prime Landlord, but shall be payable from Subtenant to Sublandlord in the amount of Nine Thousand Two Hundred Fifty Six and 50/100 DOLLARS ($9,256.50) per month plus any applicable taxes.

OPEN
The parties acknowledge that the total monthly Rent set forth above already includes a component for Subtenant's estimated proportionate share of Expenses for the Year 2000. Subtenant shall be responsible for and pay its Proportionate Share (Sublease Premises as it relates to Premises) of Operating Expenses in excess of the calendar year 2000. Subtenant will be responsible for One Hundred and 00/100 percent (100.00%) of the for the Premises, and the building of which the Sublease Premises are a part pursuant to Section 4 of the Prime Lease. Subtenant agrees that it shall also be responsible and pay for One Hundred and 00/100 percent (100.00%) of all utilities, office cleaning security, air conditioning maintenance, repairs or replacements, or any other expenses or costs Sublandlord incurs for the Premises and Sublease Premises and any other common area maintenance expenses not covered as provided for by the Prime Landlord pursuant to Section 3 of the Prime Lease. Rental checks and checks for other sums due pursuant to this Sublease, should be sent to Motorola de Puerto Rico, Inc., Motorola, Inc., 20 Cabot Blvd., MS M/315 Mansfield, Massachusetts 02048, attention: Fred Pickering, Manager, Lease Administration.

The Rental during the Term shall be due and payable in the following manner: the first months rent for October 2001 shall be in the amount of Nine Thousand Two Hundred Fifty Six and 50/100 DOLLARS ($9,256.50) plus any applicable taxes and the Security Deposit as set forth in Section 1 (R) of this Sublease shall be due upon Subtenant signing this Sublease; the remaining seventeen (17) consecutive, equal monthly installments, shall be due in advance, on the first day of each calendar month during the Term for November 2001 through March 2003. Additionally, Subtenant hereby agrees to indemnify, save and hold harmless Sublandlord its successors and assigns from and against any and all losses, costs, claims and expenses suffered including reasonable attorneys fees and court costs, sustained and incurred by Sublandlord because of Subtenant's failure to comply with the obligations of Tenant, as to the Sublease Premises only, under the Prime Lease.

D. As consideration for Subtenant's warranty to pay the brokerage commissions as referenced in Section 1Q herein this Sublease and to perform and be responsible for any and all restorations, improvements or alterations to the Sublease Premises in the document dated June 21, 2001, attached hereto and set forth in "Exhibit E", Sublandlord has abated the rent between August 1, 2001 and

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September 31, 2001. In the event Subtenant defaults at any time during the term of the Sublease, does not perform timely pay the brokerage commissions as referenced in Section 1Q herein this Sublease or perform and be responsible for any and all restorations, improvements or alterations to the Sublease Premises in the document dated June 21, 2001, attached hereto and set forth in "Exhibit E", the amount of rent abated which is Eighteen Thousand Five Hundred Thirteen and 00/100 Dollars ($18,513.00) shall become immediately due and payable from Subtenant to Sublandlord.

E. The parties agree that the Section 10 and 11 of the Prime Lease do not permit the Sublandlord to actually provide the services and utilities or maintenance and repairs required under those sections of the Prime Lease, rather the Sublandlord shall only be required to use reasonable efforts to obtain the Prime Landlord's performance of the Section 10 and 11 under the Prime Lease only to the extent that they apply to the Sublease Premises.

F. The parties agree that the Sublandlord shall not be required to maintain any insurance as landlord would be required pursuant to Section 14 of the Prime Lease. Subtenant agrees to provide insurance as required of Tenant under the Prime Lease pursuant to Section 14 of the Prime Lease. Subtenant agrees to name both Sublandlord and Prime Landlord as additional insured under the Sublease.

G. The parties agree in no event shall Sublandlord be obligated to restore or rebuild the Sublease Premises pursuant to Section 15 of the Prime Lease, rather the Sublandlord shall only be required to use reasonable efforts to obtain Prime Landlord's performance under Section 15 of the Prime Lease. The parties agree that Subtenant shall have no right to terminate the Sublease pursuant to
Section 15 of the Prime Lease unless Prime Landlord has permitted Sublandlord to terminate (as Tenant) all of the Sublease Premises. The parties agree that there shall be no abatement of Rent pursuant to Section 15 of the Prime Lease except to the extent Sublandlord's rent payable to Prime Landlord is actually abated as it relates specifically to the Sublease Premises. Subtenant agrees that Prime Landlord's right to terminate under Section 15 shall be binding on Subtenant and if Prime Tenant elects to terminate this Prime Lease, this Sublease shall also terminate simultaneously.

H. The parties agree that Subtenant shall have no right to terminate the Sublease pursuant to Section 16(c) of the Prime Lease unless Prime Landlord has permitted Sublandlord to terminate (as Tenant) all of the Sublease Premises. The parties agree that there shall be no abatement of Rent pursuant to Section 16
(c) of the Prime Lease except to the extent Sublandlord's rent payable to Prime Landlord is actually abated as it relates specifically to the Sublease Premises.

I. The parties agree that Section 17 of the Prime Lease does not apply to this Sublease. Subtenant agrees that it is prohibited from subleasing or assigning its rights for all or any of the Sublease Premises under this Sublease.

J. Pursuant to Section 18 of the Prime Lease, Subtenant agrees that it shall only be entitled to five (5) days to cure any payment default and fifteen (15) days to cure any violations or provisions under this Sublease. Subtenant agrees that the shorter time periods to cure shall allow Sublandlord the opportunity, but not the obligation, to cure any alleged default by Subtenant prior to the longer cure periods expiring under the Prime lease to try prevent a breach under the Prime Lease.

K. The parties agree that the second paragraph of Section 25 of the Prime Lease only as it relates to "holding-over" does not apply to this Sublease and is hereby replaced in its entirety with the following: If Subtenant should hold over in the Sublease Premises after the Term of the Sublease, Subtenant shall pay Two Hundred Percent of the Rent last in effect in addition to being liable for any and all costs, damages, claims and expenses Sublandlord may incur or be liable for as a result of such hold-over. In no event shall this provision be deemed to be permission or consent to holdover in the Sublease Premises.

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L.   Subtenant agrees that Section 32 of the Prime Lease setting forth "Payments to Tenant Relative to former Lease" shall not apply to this Sublease. The parties agree that Section 32 of the Prime Lease does not apply to this Sublease.

M. Subtenant agrees that Section 33 of the Prime Lease shall not apply to this Sublease. The parties agree that Section 33 of the Prime Lease does not apply to this Sublease.

N. Subtenant agrees that Section 34 of the Prime Lease setting forth Parking shall apply to this Sublease, however the monthly rental shall be forty dollars ($40.00) per month per unreserved stall in the covered area and the shall be payable from Subtenant to Sublandlord. Subtenant agrees to allow Subtenant the right to use Sublandlord's two (2) unreserved parking stall in the covered area during the term of the Sublease, provided that Subtenant is complying with the terms and conditions of this Sublease.

O. Subtenant agrees that Section 35 of the Prime Lease setting forth a "Moving Allowance" shall not apply to this Sublease. The parties agree that Section 35 of the Prime Lease does not apply to this Sublease.

P. Subtenant agrees that Section 9 and Section 10 of the Third Amendment of the Prime Lease setting forth "Tenant Improvement Allowance" and "Tenant Improvements" shall not apply to this Sublease. The parties agree that Section 9 and 10 of the Third Amendment of the Prime Lease does not apply to this Sublease.

Q. Attached hereto as "Exhibit C" is a list of the existing office furniture and card key security system ("Personal Items") at the Sublease Premises that relate to this Sublease. As consideration for Subtenant's agreement to pay the broker's commission attached hereto and set forth in "Exhibit D" and perform and be responsible for any and all restorations, improvements or alterations to the Sublease Premises in the document dated June 21, 2001, attached hereto and set forth in "Exhibit E", Sublandlord by duly executing this, Sublease hereby conveys the Personal Items to Subtenant "AS-IS" WITH ALL FAULTS NOW KNOWN OR LATER DISCOVERED AND WITHOUT ANY WARRANTIES OF ANY TYPE, EXPRESS, IMPLIED, FITNESS FOR PARTICULAR PURPOSE MERCHANTABILITY OR OTHERWISE. Subtenant agrees to remove all Personal Items from the Sublease Premises prior to the expiration of the Term of the Sublease. Subtenant agrees to indemnify and hold Sublandlord, its successors and assigns harmless for any and all damages, costs, losses, claims or expenses Sublandlord incurs relating to this paragraph

R. Upon Subtenant signing this Sublease, Subtenant shall deposit with the Sublandlord the sum of Nine Thousand Two Hundred Fifty Six and 50/100 DOLLARS ($9,256.50), which shall be retained by the Sublandlord as security for the Subtenant's payment of Rent and performance of all of its other obligations under the provisions of this Sublease. On the occurrence of an Event of Default (as defined in the Prime Lease), the Sublandlord shall be entitled, at its sole discretion, to:

     (i) apply any or all of such sum in payment of any Rent then due and unpaid, any expense incurred by the Sublandlord in curing any such default, and/or any damages incurred by the Sublandlord by reason of such default (including but not limited to reasonable attorneys' fees), in which event Subtenant shall immediately restore the amount so applied, and/or

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          (ii) to retain any or all of such sum in liquidation of any or all damages suffered by the Sublandlord by reason of such default. However, the foregoing shall not serve in any event to limit the rights, remedies and damages accruing to Sublandlord or any other provision of this Sublease on account of default by Subtenant. The security deposit shall not be applied to the last month's installment of Rent; rather, upon the termination of this Sublease, any of such security deposit then remaining shall be returned to the Subtenant within thirty (30) days from the date of termination. Such security deposit shall not bear interest while being held by the Sublandlord hereunder.

3. Binding and Benefit. This Sublease shall be binding on and inure to the benefit of the parties to this Sublease, their successors in interest and permitted assigns.

4. No Right To Renew. Notwithstanding anything to the contrary contained in this Sublease or the Prime Lease, Subtenant shall not have the right to renew or extend this Sublease or the Prime Lease beyond March 31, 2003. In the event Subtenant desires to extend its occupancy of the Sublease Premises beyond such date, Subtenant must enter into its own agreement with Prime Landlord.

5.   Environmental.
A. For purposes of this paragraph:

(1) "Existing Environmental Conditions" shall mean the environmental conditions at the Premises, including the presence of any Hazardous Materials, as of the commencement of the term of this Sublease.

(2) "Environmental Requirement" shall mean any law, regulations or legal requirement relating to health, safety or the environment, now in effect or hereinafter enacted, including but not limited to the Comprehensive Environmental Response Compensation and Liability Act (CERCLA"), the Toxic Substances Control Act ("TSCA"), the Federal Insecticide Fungicide and Rodenticide Act (FIFRA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act (CAA") and the Clean Water Act ("CWA"), the Occupational Safety and Health Act (OSHA") and all similar state and local laws, rules, regulations and guidance, now in existence or hereinafter enacted, as each such law, rule or regulation may be amended from time to time.

(3) "Environmental Hazard" shall mean Hazardous Materials (as defined hereinafter), or the storage, handling, production, disposal, treatment or release thereof.

(4) "Hazardous Material" shall mean (a) any hazardous waste, any extremely hazardous waste, or any restricted hazardous waste, or words of similar import, as defined in the Resource Conservation and Recovery Act (42 U.S. C. Section 6901 et seq.); (b) any hazardous substances as defined in the Comprehensive
     -------
Environmental Response Compensation and Liability Act (42 U.S. C. Section 9601 et seq.); (c) any toxic substances as defined in the Toxic Substances Control
------
Act (15 U.S.C. Section 2601 et seq.); (d) any pollutant as defined in the Clean
                            ------
Water Act (33 U.S.C. Section 1251 et seq.); (e) gasoline, petroleum or other
                                  ------
hydrocarbon products or by-products; (f) asbestos; or (g) any other materials, substances or wastes subject to environmental regulation under any applicable federal, state or local law, regulation, or ordinance now or hereafter in effect.

(5) "Environmental Liabilities" shall mean any liability, penalties, fines forfeitures, demands, damages, losses, claims causes of action, suits judgments and costs and expenses incidental thereto (including cost of defense, settlement, reasonable attorneys' fees), arising from or based on (i) environmental contamination or the threat of environmental contamination or
(ii) compliance with, or violation of, any Environmental Requirement, and shall include, but not be limited to, liability arising from:

     (a) any governmental action, order, directive, administrative proceeding, or ruling;

     (b) personal or bodily injuries (including death) or damages to any property (including loss of use) or natural resources;

     (c) cleanup, remediation, investigation, monitoring or other response action.

(6) "Environmental Release" shall mean any release, spill, leak, discharge, injection, disposal, or emission of any Hazardous Materials into the environment.

B. At all times during the term of the Sublease, Subtenant shall conduct its activities at the Sublease Premises, and shall ensure that any invitee of Subtenant conducts its activities at the Sublease Premises, in strict compliance with all applicable Environmental Requirements.

C. Subtenant shall notify Sublandlord immediately of any Environmental Release at, on, under, or from the Sublease Premises. Unless directed otherwise by the Sublandlord, Subtenant shall act immediately to investigate the extent of, and to take appropriate action to abate and remediate, such Environmental Release, whether or not ordered or otherwise directed to do so by any governmental entity or otherwise obligated to do so by any Environmental Requirement.

D. Sublandlord shall have the right to make inquiries concerning all environmental matters and Subtenant will cooperate with such inquiries. Such inquiries may include physical inspections, including tests and sampling, at the Sublease Premises, the Building or the Property, and interviews with personnel of Subtenant.

E. Notwithstanding any other provision of this Sublease, Subtenant agrees to indemnify and hold harmless Sublandlord, Prime Landlord, their successors and assigns, and present and future officers, directors, employees, and agents, (collectively "Indemnitees") from and against any and all Environmental Liabilities which Sublandlord, Prime Landlord or any or all of the Indemnitees may hereafter suffer, incur, be responsible for or disburse as a result of any Environmental Hazard at the Sublease Premises caused by or attributable to the Subtenant or the Subtenant's activities or by any invitee by the activities of any invitee of the Subtenant.

F. The provision of this paragraph shall survive the termination of this Sublease.

6.        Brokers.

          The parties agree that the Broker provision as set forth in Section 1
(P) of the Prime Lease and Section 3 of the Second Amendment to the Prime Lease and Sections 11 and 12 of the Third Amendment to the Prime Lease do not apply to this Sublease.

          The parties agree that the Staubach Company and Binswanger of Puget Sound Properties ("Broker") are the only brokers who brought about this Sublease. Subtenant represents and warrants that Subtenant did not negotiate with respect to the leasing of the Premises through any broker and that no broker was instrumental in bringing about this Sublease. Subtenant shall indemnify Sublandlord against any and all claims of any other brokers with whom Subtenant has had any dealings, and shall hold Sublandlord harmless from all losses and expenses in connection therewith, including reasonable not legal expenses. Sublandlord represents and warrants that Sublandlord has not dealt with any real estate broker in connection with the subleasing of the Premises, and Sublandlord agrees to indemnify and hold Subtenant harmless from all losses and expenses in connection with the claims of any real estate broker claiming by, under or through Prime Landlord, including reasonable legal expenses. Subtenant agrees to pay the Broker commission, fees and expenses pursuant to the written agreement attached as Exhibit D.

7.   Representations by Sublandlord. Sublandlord represents that:

     (A) Prime Lease attached hereto (Exhibit A) is a true and correct copy of the Prime Lease, including any amendments to date, of the Premises.

     (B) the Lease is in full force and effect without default on the part of Prime Landlord or Sublandlord (as Tenant thereunder);

     (C) the Lease is not encumbered by any prior transfer, assignment, mortgage or any other encumbrance by Sublandlord; and

     (D) Sublandlord has no knowledge of any transfer or assignment by Prime Landlord of the Lease expect as may be set forth below:

8. Notices. Any notice or demand required to be given hereunder shall be made by certified or registered mail return receipt requested or reliable overnight courier to the address set forth below:

          If to Sublandlord:       Motorola, Inc.
                                   1303 East Algonquin Road, 7/th/ Floor
                                   Schaumburg, Illinios 60196
                                   Attention: Real Estate Manager


               with copy to:       same address as above
                                   Attention: Real Estate & Development Counsel


          If to Subtenant:         Safelink Corporation
                                   11911 NE 1/st/ Street
                                   Suite B-304
                                   Bellevue, WA 98004
                                   Attention: Matthew Anderson, Operations

9. Conflicts. In the event of any conflict between the terms contained in this Sublease and the Prime Lease, the terms herein contained in this Sublease shall control the obligations and liabilities of the parties.

IN WITNESS WHEREOF, the parties hereunto have executed this Sublease on the day and year set forth above.

                         [STAMP]


SUBLANDLORD                                     SUBTENANT
Motorola, Inc.,                                 Safelink Corporation
a Delaware corporation                          a Delaware corporation


By: /s/ Richard J. Kriva                        By: /s/ Glenn Argenbright
   ---------------------------------               -----------------------------

Print Name: RICHARD J. KRIVA                    Print Name: Glenn Argenbright
           -------------------------                       ---------------------

Title: VICE PRESIDENT AND DIRECTOR              Title:  07/16/01
       REAL ESTATE AND DEVELOPMENT                     -------------------------
       -----------------------------

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